UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CONNECTONE BANCORP, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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301 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 8, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of ConnectOne Bancorp, Inc., formerly known as North Jersey Community Bancorp, Inc. (the “Company”), the holding company for ConnectOne Bank, formerly known as North Jersey Community Bank (the “Bank”), will be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey, on May 8, 2013 at 9:30 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1. The election of three (3) Directors of the Company to serve for the terms described in the proxy statement or until their successors are elected and shall qualify;

2. To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013; and

3. Such other business as shall properly come before the Annual Meeting.

Only holders of record of shares of the Company’s common stock (the “Common Stock”) at the close of business on April 2, 2013 will be entitled to vote at the Annual Meeting.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting. A postage-paid return envelope is enclosed for your convenience.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

Very truly yours,

FRANK SORRENTINO III Chairman of the Board of Directors

Englewood Cliffs, New Jersey
April 8, 2013

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 8, 2013. Our Proxy Statement and Annual Report to Shareholders are also available online at http://www.cfpproxy.com/5788.

CONNECTONE BANCORP, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2013

This Proxy Statement is being furnished to shareholders of ConnectOne Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of stockholders to be held at Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey 07601 at 9:30 a.m.

About the Annual Meeting

Why have I received these materials?

The accompanying proxy, being mailed to holders of the Common Stock on or about April 8, 2013, is solicited by the Board of Directors of ConnectOne Bancorp, Inc. (referred to throughout this Proxy Statement as the “Company” or “we”), the holding company for ConnectOne Bank, in connection with our Annual Meeting of stockholders that will take place on Wednesday, May 8, 2013. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock as of the close of business on April 2, 2013, will be entitled to vote at the Annual Meeting. On April 2, 2013, there were outstanding and entitled to vote 5,019,940 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

If you are a “record” shareholder of Common Stock (that is, if you hold Common Stock in your own name as of April 2, 2013 in the Company’s stock records maintained by our transfer agent, Registrar and Transfer Company), you may vote by proxy or in person at the Annual Meeting. To vote by proxy, you may use one of the following methods:

•	Telephone voting, by dialing the toll-free number and following the instructions on your proxy card.

•	Internet voting, by accessing the Internet at the web address stated on the proxy card and following the instructions.

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Can I change my vote after I return my proxy card?

Any stockholder of record has the power to revoke his or her proxy at any time before it is voted. You may revoke your proxy before it is voted at the Annual Meeting by:

•	voting again by telephone or the Internet, or completing a new proxy card with a later date—your latest vote will be counted;

•	filing with the Secretary of the Company written notice of such revocation; or

•	appearing at the annual meeting and giving the Secretary written notice of your intention to vote in person.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non- votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Why is it important to vote my shares?

If we do not have a quorum present at the Annual Meeting, we will need to adjourn the meeting to solicit additional proxies. This will cause additional expense and delay for the Company.

What vote is required to approve each item?

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors. The ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy.

Summary of the Proposals

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the directors’ nominees to the Board of Directors; and

•	FOR ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.

With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of the Company. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.

PROPOSAL 1—ELECTION OF DIRECTORS

The Certificate and By-Laws of the Company provide that the number of Directors shall not be less than five (5) or more than twenty-five (25) and permit the exact number to be determined from time to time by the Board of Directors. Our Certificate of Incorporation provides for a Board of Directors divided into three (3) classes. For 2013, there are three (3) nominees for Director. There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom currently serves as a member of the Board. If elected, each will serve until the 2016 Annual Meeting of Stockholders, until his replacement has been duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board, if any. Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1)—Expires

Frank Sorrentino III, Chairman of the Board and CEO	51	Chairman of the Board & Chief Executive Officer of the Company and the Bank	2004–2013

Frank W. Baier Director	47

Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified operating and investment company. Previously, from July 2011 through September 2012, Executive Vice President and Chief Financial Officer of the Company and the Bank. Chief Financial Officer and Chief Accounting Officer of Securities Industry and Financial Markets Association from June until September of 2008, Special Advisor to Washington Mutual from September 2008 until October 2008, Chief Financial Officer of Capital Access Network, Inc from February 2009 until February 2010, and a Partner at Columbia Financial Partners LP, from May 2010 until June 2011.

			2012–2013

Steven M. Goldman, Director	61	Partner, Kramer Levin Naftalis & Frankel LLP, previously the Commissioner of the New Jersey Department of Banking and Insurance from March 2006 until July 2009.	2011–2013

(1)	Includes prior service on the Board of Directors of the ConnectOne Bank.

DIRECTORS WHOSE TERM CONTINUES BEYOND THE 2013 ANNUAL MEETING

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1)—Expires

Frank Cavuoto, Director	61	CPA, Frank J. Cavuoto & Co., L.L.C.	2004–2014

Frank Huttle III, Director	57	Executive Vice President and General Counsel Hudson Media Inc.; formerly Of Counsel to the firm of DeCotiis, Fitzpatrick & Cole, LLP	2004–2014

Joseph Parisi, Jr., Director	51	Chairman of the Board and CEO of Otterstedt Insurance Agency; Mayor, Borough of Englewood Cliffs	2004–2014

Stephen Boswell, Director	59	President & Chief Executive Officer of Boswell Engineering	2004–2015

Dale Creamer, Director	50	Vice President, J. Fletcher Creamer & Son, Inc.	2004–2015

Michael Kempner, Director	54	President & Chief Executive Officer, MWW Group, Inc.	2004–2015

(1)	Includes prior service on the Board of Directors of the ConnectOne Bank.

No Director of the Company, is also currently a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940. However, Frank Baier was a director of Doral Financial Corporation from 2007 until 2011, and Michael Kempner served as a director of Lighting Science Group Corporation from January 2010 until May 2012.

The Company encourages all directors to attend the Company’s annual meeting. All of the Company’s directors attended the 2012 annual meeting with the exception of Mr. Parisi, who was unable to attend because of an unavoidable scheduling conflict.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Frank Sorrentino III, Chairman of the Board and Chief Executive Officer, 51: Mr. Sorrentino was one of the founding organizers of the Bank, has served as our Chairman since our founding, and has been our Chief Executive Officer since 2007. Prior to becoming an officer of the Company and the Bank, Mr. Sorrentino was a builder and construction manager in Bergen County. Through his business contacts in our market, Mr. Sorrentino has been able to bring customers and investors to the Company, and his real estate experience in our market is of great value to the Board. In addition, as the Company’s senior operating officer, his insight on the Company’s operations is invaluable to the Board.

Stephen Boswell, Lead Independent Director, 59: Mr. Boswell was a founding organizer of the Bank. His firm, Boswell Engineering, Inc., for which he has served as President and Chief Executive Officer since 1990, is involved in many projects in our market. Through his business activities, Mr. Boswell has a strong sense of business conditions in our market that is invaluable to the Board.

Frank Baier, Director, 47: Prior to joining the Board in October of 2012, Mr. Baier served as our Executive Vice President and Chief Financial Officer from July 2011 through September 2012. He currently serves as Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified operating and investment company. Mr. Baier has an extensive background in finance, including service as Executive Vice President and Chief Financial Officer of Independence Community Bank Corp. from June 2001 until September 2005, Chief Financial Officer and Chief Accounting Officer of Securities Industry and Financial Markets Association from June until September of 2008, Special Advisor to Washington Mutual from September 2008 until October 2008, Chief Financial Officer of Capital Access Network, Inc from February 2009 until February 2010, and a Partner at Columbia Financial Partners LP, from May 2010 until June 2011. Mr. Baier also currently serves as a Board Member of the Summit Police Athletic League. Mr. Baier’s extensive background and understanding of finance proves invaluable to the Board.

Frank Cavuoto, Director, 61: Mr. Cavuoto was a founding organizer of the Bank. He has been a certified public accountant for over 30 years and has owned Frank J. Cavuoto & Co since 2003. His accounting experience and his leadership of the Audit Committee are invaluable to the Board.

Dale Creamer, Director, 50: Mr. Creamer was a founding organizer of the Bank. Mr. Creamer has served as Vice President of J. Fletcher Creamer & Son, Inc., a construction company, for more than ten years. As a leading businessman in the Bergen County area, Mr. Creamer brings valuable insight into the market conditions of the surrounding communities.

Steven M. Goldman, Director, 61: Mr. Goldman’s experience both as a practicing attorney and, from March 2006 until July 2009, as the Commissioner of the New Jersey Department of Banking and Insurance, allow him to provide the Board with valuable insight on matters of corporate governance, regulatory compliance and relations and structuring of transactions. Mr. Goldman has served as a Partner at the law firm of Kramer Levin Naftalis & Frankel LLP since July 2009. Mr. Goldman joined the Board in 2011.

Frank Huttle III, Director, 57: Mr. Huttle was a founding organizer of the Bank. He has over 30 years of experience in the insurance, mortgage banking and real estate industries formerly as a practicing attorney and partner at DeCotiis, Fitzpatrick and Cole, prior to taking his current position, and as a certified public accountant and Partner at Touche Ross & Co. Mr. Huttle has served as Executive Vice President and General Counsel to Hudson Media, Inc., a diversified magazine service and holding company since February, 2010. His experience as a transactional attorney and as a businessman in our market allows him to provide unique insight to the Board on a variety of matters, including current business conditions impacting our customers. Mr. Huttle also currently serves as the mayor of the Borough of Englewood, New Jersey.

Michael Kempner, Director, 54: Mr. Kempner was a founding organizer of the Bank. He has over 30 years of public relations and media experience and has served as President and Chief Executive Officer for MWW Group, Inc since 1985. His experience as the head of a locally based media company has proved invaluable to the Board.

Joseph Parisi, Jr., Director, 51: Mr. Parisi was a founding organizer of the Bank. Mr. Parisi has served as President and Chief Executive Officer of Otterstedt Insurance Agency since 1979, as well as Mayor for the Borough of Englewood Cliffs, New Jersey since November 2005. His experience both in the insurance industry and as the Mayor of a town in our market allow him to provide valuable insight to the Board on conditions affecting our customers.

Diversity Statement

Although we have not adopted a formal policy on diversity, the Board considers diversity when selecting candidates for board service. When the Board determines there is a need to fill a director position, we begin to identify qualified individuals for consideration. We seek individuals that possess skill sets that a prospective director will be required to draw upon in order to contribute to the Board, including professional experience, education, and local knowledge. While education and skills are important factors, we also consider how candidates will contribute to the overall balance of the Board, so that we will benefit from directors with different perspectives, varying view points and wide-ranging backgrounds and experiences. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Security Ownership of Management

The following table sets forth information as of March 29, 2013 regarding the number of equity securities beneficially owned by all Directors, executive officers described in the compensation table, and by all Directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days. Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a partner.

Name	Common Stock		Percentage of Common Stock Beneficially Owned
Directors
Frank Sorrentino III	222,641	(1)	4.36%
Frank Baier	19,702	(2)	0.39%
Stephen Boswell	109,776	(3)	2.17%
Frank Cavuoto	86,006	(4)	1.70%
Dale Creamer	114,297	(5)	2.26%
Steven M. Goldman	25,542	(6)	0.51%
Frank Huttle III	95,502	(7)	1.89%
Michael Kempner	153,550	(8)	3.04%
Joseph Parisi, Jr.	103,581	(9)	2.05%
Executive Officers Who Are Not Directors
William S. Burns	4,326	(10)	0.09%
Laura Criscione	26,957	(11)	0.53%
Elizabeth Magennis	7,289	(12)	0.15%
As a Group (13 persons)	969,169		18.29%

(1)

Includes (i) 12,500 shares held in the name of Citigroup Global Markets f/b/o Frank Sorrentino III, IRA, (ii) 53,241 shares held in street name at Citigroup Global Markets, (iii) 2,011 shares held in trust for Mr. Sorrentino’s children, (iii) 86,689 shares purchasable upon the exercise of stock options, and (iv) 5,199 shares of restricted stock subject to forfeiture.

(2)	Includes (i) 606 shares purchasable upon the exercise of stock options.

(3)	Includes (i) 28,278 shares purchasable upon the exercise of stock options; and (ii) 165 shares of restricted stock subject to forfeiture.

(4)

Includes (i) 3,725 shares held in the name of Citigroup Global Markets f/b/o Frank Cavuoto, IRA, (ii) 1,500 shares held in the name of Citigroup Global Markets f/b/o Patricia Cavuoto, IRA, (iii) 31,760 shares held in the name of Mr. Cavuoto’s spouse, (iv) 28,278 shares purchasable upon the exercise of stock options, and (v) 165 shares of restricted stock subject to forfeiture.

(5)

Includes (i) 4,375 shares held in the name of Mr. Creamer’s wife, (ii) 18,750 shares held by Mr. Creamer as custodian for his children, (iii) 6,250 shares held in the name of River Cousins, of which Mr. Creamer’s children are part owners in, (iv) 29,127 shares purchasable upon the exercise of stock options, and (v) 165 shares of restricted stock subject to forfeiture.

(6)	Includes 165 shares of restricted stock subject to forfeiture.

(7)

Includes (i) 14,487 shares held in the name of Citigroup Global Markets f/b/o Frank Huttle III, IRA, (ii) 3,375 shares held by Mr. Huttle and his wife in a joint tenancy, (iii) 2,500 shares held as trustee of the Francesca Huttle 2004 Family Trust, (ivi) 2,500 shares held as trustee of the Alexandra Huttle 2004 Family Trust, (v) 5,031 shares held in the name of Mr. Huttle’s spouse, (vi) 25,103 shares purchasable upon the exercise of stock options, 2,500 shares held by NAV Associates, LLC of which Mr. Huttle’s wife is sole member, and (viii) 165 shares of restricted stock subject to forfeiture.

(8)	Includes (i) 29,127 shares purchasable upon the exercise of stock options, (ii) 22,982 common shares pledged as collateral for a loan, and (iii) 165 shares of restricted stock subject to forfeiture.

(9)

Includes (i) 10,000 shares held in the name of Hudson Real Estate Holding, LLC, of which Mr. Parisi is managing director and one-third owner, (ii) 11,296 shares held in the name of Otterstedt Insurance Agency, of which Mr. Parisi is part owner and (iii) 2,323 shares held by Mr Parisi as custodian for his children, (iv) 31,508 shares held at Bear Stearns Security Corp, (v) 26,922 shares purchasable upon the exercise of stock options and (vi) 165 shares of restricted stock subject to forfeiture.

(10)	Includes (i) 2,000 shares held in street name at Stifel Nicolaus & Co., and (ii) 2,326 shares of restricted stock subject to forfeiture.

(11)	Includes (i) 300 shares held for her child, (ii) 20,813 shares purchasable upon the exercise of stock options, and (iii) 2,141 shares of restricted stock subject to forfeiture.

(12)	Includes (i) 3,624 shares purchasable upon the exercise of stock options, and (ii) 2,785 shares of restricted stock subject to forfeiture.

Other than as provided above, the following table sets forth information concerning the beneficial ownership of shares of Common Stock as of March 29, 2013 of all holders of common stock known to the Company who beneficially own 5% or greater of our common stock. The following information is based solely upon public filings made with the Securities and Exchange Commission (the “SEC”).

Name of Beneficial Owner of More Than 5% of the Common Stock	Number of Shares Beneficially Owned(1)	Percentage of Class
EJF Capital LLC(2)	229,554	5.6%
2107 Wilson Boulevard, Suite 410 Arlington, VA 22201

(1)

Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

(2)	Based solely upon a Form 13-G filed by EJF Capital LLC, with the SEC on February 25, 2013.

Board of Directors; Independence; Committees

Meetings of the Board of Directors are held ten (10) times annually and as needed. The Board of Directors held fifteen (15) meetings in the year ended December 31, 2012. The Company’s policy is that all Directors make every effort to attend each meeting. For the year ended December 31, 2012, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Board committees on which the respective Directors served.

A majority of the Board consists of individuals who are “independent” under the Nasdaq listing standards. In making this determination with regard to Board member Michael Kempner, the Board considered the fact that the Company and the Bank have used Mr. Kempner’s firm, MWW Group, to provide advertising and public relations assistance and advice. The Board considered, among other factors, the fees paid to MWW Group as a percentage of the firm’s total revenue (less than 1%) and Mr. Kempner’s personal income and determined that the engagement of MWW Group did not interfere with Mr. Kempner’s exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board has considered the fact that several directors, including Messrs. Boswell, Creamer, Cavuoto, Huttle, Kempner and Parisi, each own a direct or indirect interest in a limited liability company which acts as a landlord for two of the Bank’s branches. See —CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. The Board has concluded that based on each director’s respective interest in the rental payments compared to their overall net worth and cash, membership in such limited liability company does not interfere with their exercise of independent judgment in carrying out the responsibilities of a director Mr. Sorrentino, who serves as the Chairman and Chief Executive Officer is not independent, nor is Mr. Baier, since he recently served as the Chief Financial Officer of the Company. Stockholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to ConnectOne Bancorp, Inc., attn.: Stephen Boswell, Lead Independent Director, 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Conduct governing our Chief Executive Officer and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management. Our Code of Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Conduct is available on our website at www.cnob.com.

Committees

Committees of Our Board of Directors

Audit Committee. We maintain an Audit Committee. The Audit Committee is responsible for the selection of the independent registered public accounting firm for the annual audit and to establish, and oversee the adherence to, a system of internal controls. The Audit Committee reviews and accepts the reports of our independent auditors and regulatory examiners. The Audit Committee arranges for an annual audit through its registered independent public accounting firm, evaluates and implements the recommendations of the auditors as well as interim audits performed by our outsourced internal auditors, receives all reports of examination by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. The Audit Committee met four (4) times during 2012. The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.cnob.com. The Audit Committee currently consists of Frank Cavuoto (Chair), Stephen Boswell and Frank Huttle, all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act for service on an audit committee. Although Mr. Cavuoto is a certified public accountant and has extensive experience in financial matters, it has not been determined by the Board that he is a “financial expert”, as such term is defined by SEC regulations.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditors, all of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Crowe Horwath, LLP, our independent auditors. We have discussed with Crowe Horwath, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from Crowe Horwath LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of Crowe Horwath LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year 2012 for filing with the U.S. Securities and Exchange Commission.

Frank Cavuoto, Chairman
Stephen Boswell
Frank Huttle

Compensation Committee. The Compensation Committee consists of directors Stephen Boswell (Chair), Steven Goldman and Joseph Parisi. Each member of the Compensation Committee is independent, as such term is defined in the Nasdaq listing standards. The purpose of the Compensation Committee is to review senior management’s performance and determine compensation, and review and set guidelines for compensation of all employees. The Compensation Committee does not delegate its authority regarding compensation. Mr. Sorrentino, our Chairman and Chief Executive Officer, provides input to the Committee regarding the compensation of our executive officers. In 2012, the Compensation Committee met twice. The Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.cnob.com.

In 2012, the Compensation Committee engaged Pearl Meyer & Partners to perform:

1.

An Executive Total Compensation Review to provide an understanding of the competitiveness of our compensation levels for executives relative to the market and to develop an appropriate total pay structure and programs going forward; and

2.

A Board of Directors Compensation Review to assess our current board pay practices relative to market and best practices, and to recommend specific compensation program changes as appropriate (e.g. mix, cash vs. equity, retainer vs. meeting fee) relative to market practice and emerging trends.

Pearl Meyer & Partners is independent of the Company’s management, reports directly to the Compensation Committee, and has no economic relationship with the Company other than its role as advisor to the Compensation Committee.

Nominating and Corporate Governance Committee. The Company has a Nominating and Corporate Governance Committee consisting of Directors Michael Kempner (Chair), Frank Huttle and Dale Creamer. Each member of the Compensation Committee is independent, as such term is defined in the Nasdaq listing standards. The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. This Committee:

•	Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines; and

•	Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board of Directors for approval.

The Nominating and Corporate Governance Committee was first formed in late 2012.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a director or member of the Compensation Committee.

Board Leadership; Lead Independent Director

The Board of Directors has appointed Mr. Sorrentino as both the Company’s Chief Executive Officer and Chairman of the Board. The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy, and is important in unifying the Company’s strategy behind a single vision. Our Board has also appointed Mr. Stephen Boswell, an independent director, to serve as Lead Independent Director of the Board. As Lead Independent Director, Mr. Boswell presides over all Board meetings when the Chairman is not present, and presides over meetings of the non-management directors held in executive session. The Lead Independent Director has the responsibility of meeting and consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management directors and management.

Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by the Bank include credit risk relating to its loans and interest rate risk related to its entire balance sheet. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain committees, including the Audit Committee and the Loan and Asset/Liability Committees of the Bank. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

EXECUTIVE COMPENSATION

The following table sets forth for the prior three years the compensation paid to our Chief Executive Officer and our three other most highly compensated executive officers earning in excess of $100,000 (the “named executive officers”) as of the fiscal year ended December 31, 2012.

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)(2)	Option awards ($)(3)	All other compensation ($)		Total ($)

Frank Sorrentino III, Chairman and Chief Executive Officer	2012	410,000		185,000	92,500	92,500	15,993	(1)	795,993

	2011	370,000		164,062	72,187	—	15,000	(1)	621,249

	2010	350,000		96,250	—	—	9,000		455,250

William S. Burns, Chief Financial Officer	2012	60,000	(4)	—	37,057	—	2,271		99,328

Laura Criscione, Chief Operations Officer	2012	199,000		45,732	15,244	15,244	9,178		284,398

	2011	190,550		50,616	9,324	—	9,000		259,490

	2010	185,000		41,580	—	—	6,000		232,580

Elizabeth Magennis, Chief Lending Officer	2012	184,000		42,000	14,000	14,000	9,158		263,158

	2011	175,000		33,060	6,090	—	—		214,150

	2010	145,000		17,000	—	—	6,000		168,000

(1)	Represents a car allowance

(2)	Awards of restricted stock were valued at the book value as of grant date, which was deemed to be fair value.

(3)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

(4)	Mr. Burns joined the Company in October, 2012 at an initial annual salary of $240,000.

Employment Agreement

The Company and the Bank are parties to employment agreements with Messrs Frank S. Sorrentino, III, our Chief Executive Officer, and Mr. William S. Burns, Chief Financial Officer.

The employment agreement with Mr. Sorrentino has an initial three-year term, and will automatically renew for one additional year unless any party provides written notice of its intention not to renew. Under the agreement, Mr. Sorrentino will receive an annual base salary of $475,000, subject to increase as determined by the Board. He will also be eligible to participate in the Company’s incentive plans and other benefit plans for executive officers. Under the agreement, the Company or Bank will reimburse Mr. Sorrentino for his reasonable business expenses, and provide him with a $1,250 monthly car allowance. In the event that Mr. Sorrentino’s employment is terminated without cause, he is entitled to receive a lump sum payment equal to the sum of (i) his then current base salary for the remaining term of the agreement, but no less than an amount equal to one year of base salary and (ii) the greater of the highest bonus paid to him over the prior 36 months, or the amount accrued for his bonus in the year of termination. In the event a merger, acquisition or change-in-control transaction after which Mr. Sorrentino does not continue employment at the resulting entity in substantially the same position, under substantially the same terms and conditions under which he was employed prior to the change in control, he will receive a severance payment equal to the sum of (i) the highest annual base salary paid to him over the prior 36 month period, and (ii) the greater of the highest bonus paid to him over the prior 36 months, or the amount accrued for his bonus in the year of termination, multiplied by two plus one twelfth for each year of service completed by Mr. Sorrentino after the effective date of his agreement, January 1, 2013. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. Had a change in control occurred as of December 31, 2012, and had his contract then been in effect, Mr. Sorrentino would have been entitled to receive severance benefits of approximately $1,320,000.

The employment agreement with Mr. Burns has an initial two-year term, and will automatically renew for one additional year unless either party provides written notice of its intention not to renew. Under the agreement, Mr. Burns will receive an annual base salary of $240,000, subject to increase as determined by the Board. He will also be eligible to participate in the Company’s bonus plan for executive officers, with the potential to receive a bonus of 25%-50% of his base salary. Additionally, Mr. Burns received a sign-on bonus of 1,667 shares of the Company’s common stock, subject to vesting (fifty percent (50%) of the award vests on the first anniversary of employment, with the remainder vesting on the second anniversary of employment) and a cash payment of $25,000, to be paid on January 2, 2013, provided that Mr. Burns is still employed by the Company at that time. Finally, in the event the Company implements an equity compensation program in connection with this offering, Mr. Burns will be entitled to participate in the program and receive a grant equal to between 25% and 40% of the shares allocated for grant to our Chief Executive Officer under the program. Mr. Burns is also entitled to participate in all benefit programs of the Company and the Bank. Under the agreement, the Company or Bank will reimburse Mr. Burns for his reasonable business expenses, and provide him with a $750 monthly car allowance. In the event that Mr. Burns’s employment is terminated without cause, he is entitled to receive his then current monthly base salary for a period of one year, paid in a lump sum. In the event a merger, acquisition or change-of-control transaction after which Mr. Burns does not continue employment at the resulting entity, he will receive a severance payment equal fifteen (15) times his then current monthly Base Salary, plus an additional payment equal to his then current monthly Base Salary (or one-twelfth (1/12) of his then current annual Base Salary) for every additional year of service which the he has provided to the Company and the Bank. Any remaining unvested portion of the stock award discussed above will also vest. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. Had a change in control occurred as of December 31, 2012, he would have been entitled to receive severance benefits of approximately $337,857.

Agreements upon Change in Control

Each of Ms. Criscione and Ms. Magennis has entered into change of control agreements with the Company. Under these agreements, in the event of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or any similar transaction which results in our shareholders holding less than a majority of the voting power of the resulting entity, the employee is to be employed by our successor for a period of twelve (12) months plus one month for each year of service following the change in control. In the event they are terminated without cause, or they resign for good reason (as both terms are defined in the agreements), they are entitled to a lump sum payment equal to their highest base salary and bonus over the past thirty-six (36) months, plus an additional payment equal to one month, at the same annual rate, for each year of service to the Company or its subsidiaries. They are also entitled to receive their benefits for a period of twelve (12) months after the change in control. Had a change in control occurred as of December 31, 2012, each of Ms. Criscione and Ms. Magennis would have been entitled to severance benefits of $371,800 and $342,333 (including the value of benefits to be paid), respectively.

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option awards(1)			Stock awards(1)
	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)		Market value of shares or units of stock that have not vested (#)(2) (h)
Frank Sorrentino III	30,000		$10.00	6/21/2015	5,199		118,069
	4,098		16.00	11/11/2016
	10,000		16.00	1/11/2018
	4,181		16.00	1/21/2018
	4,508		16.00	11/11/2018
	19,975		12.00	11/26/2018
	4,495		12.00	1/9/2019
	5,000		12.00	2/25/2019
		13,295	18.18	1/24/22
William S. Burns	—		—	—	1,667	(3)	37,857
Laura Criscione	10,000		10.00	6/21/2015	792		17,986
	1,200		12.50	5/23/2016
	2,386		16.00	1/11/2018
	3,000		16.00	1/21/2018
	2,007		12.00	1/9/2019
	1,500		12.00	2/25/2019
		2,160	18.18	1/24/22
Elizabeth Magennis	2,000		16.00	11/11/2016	672		15,261
	963		12.00	1/9/2019

(1)

All option and stock awards (other than those granted to Mr. Burns) were granted subject to a three year vesting requirement, with one-third of the award vesting on the first anniversary of the date of grant, one third of the award vesting on the second anniversary of the date of grant, and the final third vesting on the third anniversary of the date of grant.

(2)	Shares are valued at market value, which is deemed to be book value, at December 31, 2012.

(3)	One half of this grant vests on the first anniversary of the date of grant, and the second half vests on the second anniversary of the date of grant.

Director Compensation

Name	Fees earned or paid in cash ($)	Option Awards ($)	Restricted Stock awards ($)	Total ($)

Frank Sorrentino III(1)	—	—	—	—

Stephen Boswell(2)(8)	28,550	2,500	3,000	34,050

Frank Cavuoto(3)(8)	28,250	2,500	3,000	34,750

Dale Creamer(4)(8)	24,050	2,500	3,000	29,550

Steven M. Goldman(8)	24,550	2,500	3,000	31,050

Frank Huttle III(5)(8)	20,450	2,500	3,000	30,990

Michael Kempner(6)(8)	22,450	2,500	3,000	27,950

Joseph Parisi, Jr.(7)(8)	24,150	2,500	3,000	29,650

(1)

Mr. Sorrentino serves as an executive officer of the Company, and is compensated as an employee of the Company. He does not receive any additional compensation for serving on the Board of Directors. At December 31, 2012, Mr. Sorrentino held options to purchase 99,164 shares of common stock.

(2)	At December 31, 2012, Mr. Boswell held options to purchase 28,885 shares of common stock.

(3)	At December 31, 2012, Mr. Cavuoto held options to purchase 28,885 shares of common stock.

(4)	At December 31, 2012, Mr. Creamer held options to purchase 29,734 shares of common stock.

(5)	At December 31, 2012, Mr. Huttle held options to purchase 25,710 shares of common stock.

(6)	At December 31, 2012, Mr. Kempner held options to purchase 29,734 shares of common stock.

(7)	At December 31, 2012, Mr. Parisi held options to purchase 27,529 shares of common stock.

(8)

Each director was granted 165 restricted shares in 2012 with an aggregate grant date fair value of $3,000 each and options to purchase 607 shares valued in accordance with FASB ASC Topic 718 at $2,500.

We pay the non-employee members of the Company’s Board a fee of $1,000 per Board meeting attended and $850 per bank Board Committee meeting attended. Our Directors also participate in our equity compensation plans, although no grants were made in 2012. Each director was granted 165 restricted shares which vest one year from issuance and options to purchase 607 shares of the Company’s common stock at an exercise price of $18.18 per share. One third of the options vest after one year from issuance, one-third after two years from issuance and one-third after three years from issuance.

Interest of Management and Others in Certain Transactions; Review, Approval or Ratification of Transactions with Related Persons

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company and do not involve more than the normal risk of collectability or present other unfavorable features.

We utilize the MWW Group to provide advertising and public relations assistance and advice. Michael Kempner, one of our directors, is the President and CEO of the MWW Group, Inc. During 2012, we paid the MWW Group a total of $525,800 for its services, including approximately $200,000 related to the Company’s rebranding (i.e. name change) and approximately $100,000 for the reimbursement of advertising costs paid by MWW Group, Inc. on behalf of the Company. We believe the fees charged the Bank by the MWW Group are at least as favorable to the Bank as we could receive from an unaffiliated third party. We have continued to use the services of the MWW Group during 2013.

Members of our Board of Directors, including our Chairman and CEO Frank Sorrentino and Messrs Boswell, Cavuoto, Creamer, Huttle, Kempner and Parisi, are, either directly or through their interests in family limited liability companies, members of a limited liability company that is the sole member of two other limited liability companies which each own one of our branches, which are leased to the Bank. Our Board members collectively own 52.4% of the membership interests in this limited liability company. Each of Messrs. Sorrentino, Huttle III, Parisi Jr., and Kempner owns an 11.1% interest in the limited liability company. No director is the managing member or a manager or officer or any of the limited liability companies which serve as the landlords or the parent limited liability company.

The lease for our Cresskill branch has an initial term ending on June 30, 2026. The Bank has the option to extend the lease term for up to three additional five year periods, or a total of fifteen additional years. The initial rent for the branch was $157,795 per year, and the rent will increase annually by the greater of 2.50% or the rate of increase of the consumer price index for the greater New York metropolitan area. In 2016, the rent will be reset to the greater of the prior year’s rent, or the “market rent” as defined under the lease, and will thereafter increase annually by the greater of 2.50% or the rate of increase of the consumer price index for the greater New York metropolitan area. During any option period, the rent will be reset to the greater of the prior year’s rent or the “market rent”, as defined in the lease, and will then increase annually by the greater of 2.50% or the rate of increase of the consumer price index for the greater New York metropolitan area. For 2012, the Bank paid total rent of $184,509 for the Cresskill branch.

The lease for our John Street, Hackensack branch has a term ending on December 31, 2016. The Bank has the option to extend the lease term for up to three additional five-year periods, or a total of fifteen additional years. The initial rent for the branch was $148,000 per year, and the rent will increase annually by the greater of 2.50% or the rate of increase of the consumer price index for the greater New York metropolitan area. During any option period, the rent will be reset to the greater of the prior year’s rent or the “market rent”, as defined in the lease, and will then increase annually by the greater of 2.50% or the rate of increase of the consumer price index for the greater New York metropolitan area. For 2012, the Bank paid total rent of $192,017 for the John Street, Hackensack branch.

Because of the interests of Board members in these leases, the Board determined that the rent should be set at “fair market rent.” Under regulations of the New Jersey Department of Banking and Insurance, any real estate transaction with members of a bank’s board of directors must be subject to an appraisal by an independent appraisal firm, which must opine that the terms of the transaction are arm’s length terms and as beneficial to the bank as it could obtain from a third party. The Bank therefore retained an independent appraisal firm to review the properties and determine the fair market rent, and this rent was used for the leases. These leases were then submitted to and approved by the New Jersey Department of Banking and Insurance. Based upon appraisals we obtained prior to entering into each lease, we believe the lease terms are as fair to the Bank as it would have received from an unaffiliated third party.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Crowe Horwath LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2013. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects independent auditors for the following fiscal year.

Crowe Horwath LLP has served as our independent registered public accounting firm since August 2009, and one or more representatives of Crowe Horwath, LLP will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Principal Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended December 31, 2012 and 2011 by the Company’s principal accounting firm are shown in the following table.

	Fiscal Year Ended December 31
	2012	2011
Audit Fees	$125,000	$126,100
Audit Related Fees(1)	205,500	—
Tax Fees(2)	18,550	—

Total Fees	$349,050	$126,100

(1)	Audit-related fees of $205,500 in the fiscal years ended December 31, 2012 was for work performed in conjunction with the stock offering.

(2)	Consists of tax filing and tax related compliance and other advisory services.

Required Vote

THE PROPOSAL TO RATIFY THE SELECTION OF CROWE HORWATH, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF CROWE HORWATH, LLP AS THE COMPANY’S INDEPENDENT AUDITORS

SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company’s 2014 proxy material must be received by the secretary of the Company no later than December 1, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTS COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Since the Company did not become subject to the Securities Exchange Act of 1934 until February 2013, its officers, directors and principal shareholders were not required to make these filings in 2012.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

REVOCABLE PROXY CONNECTONE BANCORP, INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
	1.	By Telephone (using a Touch-Tone Phone); or
	2.	By Internet; or
	3.	By Mail.

To Vote by Telephone:

Call 1-877-826-3630 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 8, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/cnob prior to 3 a.m., May 8, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

	Mark here if you plan to attend the meeting.		☐

	Mark here for address change.		☐

Annual Meeting Materials are available at:
http://www.cfpproxy.com/5788	Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except			For	Against	Abstain
1.	Election of the following three (3) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement: (01) Frank Sorrentino III, (02) Frank W. Baier, and (03) Steven M. Goldman.	☐	☐	☐	2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.	☐	☐	☐

					3.	In their discretion, such other business as shall properly come before the meeting.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

     This proxy will be voted as specified above. If no choice is specified, the proxy will be voted “FOR” Management’s nominees to the Board of Directors, and “FOR” ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

CONNECTONE BANCORP, INC. — ANNUAL MEETING, MAY 8, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5788

You can vote in one of three ways:

1.	Call toll free 1-877-826-3630 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/cnob and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
CONNECTONE BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 8, 2013
9:30 a.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints the Board of Directors of ConnectOne Bancorp, Inc. (the “Company”), and each of them to vote all of the shares of the Company standing in the undersigned’s name at the Annual Meeting of Shareholders of the Company, to be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey, on May 8, 2013 at 9:30 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR
COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

5788

REVOCABLE PROXY CONNECTONE BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
MAY 8, 2013
Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints the Board of Directors of ConnectOne Bancorp, Inc. (the “Company”), and each of them to vote all of the shares of the Company standing in the undersigned’s name at the Annual Meeting of Shareholders of the Company, to be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey, on May 8, 2013 at 9:30 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2013.	Comments:

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/5788

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except			For	Against	Abstain
1.	Election of the following three (3) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement: (01) Frank Sorrentino III, (02) Frank W. Baier, and (03) Steven M. Goldman.	☐	☐	☐	2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.	☐	☐	☐

					3.	In their discretion, such other business as shall properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

     This proxy will be voted as specified above. If no choice is specified, the proxy will be voted “FOR” Management’s nominees to the Board of Directors, and “FOR” ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

5788